Exhibit 99.1

Clovis Oncology to Offer $225 Million of Convertible Senior Notes

Boulder, CO, August 7, 2019 – Clovis Oncology, Inc. (NASDAQ: CLVS) announced today that, subject to market and other conditions, it intends to offer $225 million aggregate principal amount of its convertible senior notes due 2024 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Clovis Oncology also expects to grant the initial purchasers a 13-day option to purchase up to $33.75 million aggregate principal amount of additional notes on the same terms and conditions.

The interest rate, conversion rate and other terms will be determined at the time of pricing of the offering of the notes. The holders of the notes may convert their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Clovis Oncology will not have the right to redeem the notes prior to their maturity. Holders of the notes may require Clovis Oncology to repurchase for cash all or part of their notes upon certain fundamental changes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date, Clovis Oncology will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event.

Concurrently with the offering, in separate transactions, Clovis Oncology intends to use a portion of the net proceeds from the offering to repurchase in privately negotiated transactions with a limited number of holders, a portion of Clovis Oncology’s outstanding 2.50% Convertible Senior Notes due 2021 (the “2021 Notes”), depending on negotiations and pricing determinations in connection with such proposed repurchase transactions. Any repurchase of the 2021 Notes could affect the market price of Clovis Oncology’s common stock. Clovis Oncology intends to use the remaining net proceeds from this offering for general corporate purposes, including sales and marketing expenses associated with Rubraca® (rucaparib), funding of our development programs, payment of milestones pursuant to our license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses, repurchase or repayment of other debt obligations and working capital.

The offer and sale of the notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and, unless so registered, the notes and any such shares may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities, nor will there be any sale of notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops, with partners, for those indications that require them, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado with additional office locations in the U.S. and Europe.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management. Such forward-looking statements involve substantial risks and uncertainties that could cause Clovis Oncology’s actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and size of the offering, the terms of the repurchases and the amount of the 2021 Notes repurchased, the conditions affecting the capital markets, general economic, industry, or political conditions, and the satisfaction of customary closing conditions related to the proposed offering. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Clovis Oncology’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.

Contacts:
Anna Sussman	Breanna Burkart
303.625.5022	303.625.5023
asussman@clovisoncology.com	bburkart@clovisoncology.com

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